UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 10, 2013

NGL Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 South Yale Avenue

Suite 805

Tulsa, Oklahoma 74136

(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (918) 481-1119

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On October 10, 2013, NGL Energy Partners LP (the “Partnership”) and NGL Energy Finance Corp. (“Finance Corp.,” and together with the Partnership, the “Issuers”) entered into a purchase agreement (the “Purchase Agreement”) with RBC Capital Markets, LLC, as representative of the initial purchasers listed on Schedule1 to the Purchase Agreement (collectively, the “Initial Purchasers”) related to the issuance and sale by the Issuers to the Initial Purchasers of $450,000,000 aggregate principal amount of the Issuers’ 6.875% Senior Notes due 2021 (the “Notes”). The Issuers’ obligations under the Notes are fully and unconditionally guaranteed (the “Guarantees”) on a senior unsecured basis, jointly and severally, by each of the Partnership’s current and future restricted subsidiaries (other than Finance Corp.) that incur or guarantee indebtedness under a credit facility, including the Partnership’s existing secured revolving credit facility (collectively, the “Guarantors,” and together with the Issuers, the “Obligors”). The Guarantors exclude NGL Gateway Terminals, Inc., High Sierra Energy GP, LLC, High Sierra Shared, Services, LLC, High Sierra Storage, LLC, Petro Source Products, LLC, High Sierra Energy Canada ULC, High Sierra Water Services Midcontinent, LLC, Indigo Injection #3-1, LLC, Atlantic Propane LLC, NGL Hutch, LLC and Rocket Supply Inc.

The Notes and the Guarantees (collectively, the “Securities”) were offered and sold in private transactions in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and the Guarantees have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Obligors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, the Purchase Agreement requires the execution of a registration rights agreement, described below, relating to the Notes.

On October 16, 2013, the Issuers received net proceeds from the issuance and sale of the Securities of approximately $439.4 million, after deducting the Initial Purchasers’ discount and estimated offering expenses. The Partnership intends to use the net proceeds of this offering to repay borrowings under its credit agreement.  The management and board of directors of the Partnership’s general partner retains broad discretion in deciding how to allocate the net proceeds of this offering.

A copy of the Purchase Agreement is filed as Exhibit 1.1 hereto, and is incorporated herein by reference. The description of the Purchase Agreement in this Form 8-K is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

Indenture

The Securities were issued pursuant to an indenture (the “Indenture”), dated October 16, 2013, by and among the Obligors and U.S. Bank National Association, as trustee (the “Trustee”). The Notes accrue interest from October 16, 2013 at a rate of 6.875% per year. Interest on the Notes is payable semi-annually in arrears on April 15 and October 15 of each year, beginning April 15, 2014.  The Notes mature on October 15, 2021.

On or after October 15, 2016, the Issuers may redeem all or part of the Notes at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the redemption date, beginning on October 15 of the years indicated:

Date	Price
2016	105.156%
2017	103.438%

2018	101.719%
2019 and thereafter	100.000%

At any time or from time to time prior to October 15, 2016, the Issuers may also redeem all or a part of the Notes, at a redemption price equal to the Make-Whole Price, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

‘‘Make-Whole Price’’ with respect to any Notes to be redeemed, means an amount equal to the greater of:

(1) 100% of the principal amount of such Note, and

(2) the sum of the present values of (a) the redemption price of such notes at October 15, 2016 (as set forth above) and (b) the remaining scheduled payments of interest from the redemption date to October 15, 2016 (not including any portion of such payments of interest accrued as of the redemption date) discounted back to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 50 basis points;

plus, in the case of both (1) and (2), accrued and unpaid interest on such Notes, if any, to the redemption date.

Prior to October 15, 2016, the Partnership may on one or more occasions redeem up to 35% of the principal amount of the Notes with an amount of cash not greater than the amount of the net cash proceeds from one or more equity offerings at a redemption price equal to 106.875% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption, as long as:

•                  at least 65% of the aggregate principal amount of the Notes originally issued on the issue date (excluding notes held by the Partnership and its subsidiaries) remains outstanding after each such redemption; and

•                  the redemption occurs within than 180 days after the date of the closing of the equity offering.

If the Issuers experiences certain kinds of changes of control, holders of the Notes will be entitled to require the Partnership to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that holder’s Notes pursuant to an offer on the terms set forth in the Indenture.  The Partnership will offer to make a cash payment (a ‘‘Change of Control Payment’’) equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest on the Notes repurchased to the date of purchase, subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.  Upon an event of default under the Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all amounts owing under the Notes to be due and payable.

A copy of the Indenture is filed as Exhibit 4.1 hereto, and the form of the Global Note included as Exhibits A1 and A2 to the Indenture is filed as Exhibit 4.2 hereto, and each is incorporated herein by reference.  The description of the Indenture and the Securities in this Form 8-K is a summary and is qualified in its entirety by the terms of the Indenture.

Registration Rights Agreements

On October 16, 2013, in connection with the closing of this offering of the Notes, the Obligors entered into a registration rights agreement with RBC Capital Markets, LLC, as representative of the Initial Purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Obligors have agreed to, among other things, use their commercially reasonable efforts to (i) file an exchange offer registration statement with respect to the exchange notes and the exchange guarantees, (ii) cause such exchange offer registration statement to become effective on or prior to 365 days after the closing of this offering and (iii) keep such exchange offer registration statement effective continuously and keep the exchange offer period open for a period of not less than the period required under applicable United States federal and state securities laws to consummate the exchange offer (provided that such period shall not be less than 20 business days after the date on which the notice of the exchange offer is mailed to holders of the Notes). If, among other things, such exchange offer registration statement is not filed or declared effective by the Securities and Exchange Commission by the required time, or the exchange offer has not been consummated within 30 business days following the targeted date of effectiveness (as set forth in the Registration Rights Agreement), the Obligors will be required to pay to the holders of the Notes liquidated damages in an amount equal to 0.25% per annum on the principal amount of the Notes held by such holder during the 90-day period immediately following the occurrence of such registration default, and such amount shall increase by 0.25% per annum at the end of such 90-day period.

A copy of the Registration Rights Agreement is filed as Exhibit 4.3 hereto and is incorporated herein by reference.  The description of the Registration Rights Agreement in this Form 8-K is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01      Other Events

On October 10, 2013, the Issuers issued a joint press release announcing that they had priced the Notes offering disclosed in Item 1.01 and Item 2.03 hereof. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1

Purchase Agreement, dated October 10, 2013, by and among NGL Energy Partners LP, NGL Energy Finance Corp., the guarantors party thereto and RBC Capital Markets, LLC, as representative of the initial purchasers named therein.

4.1	Indenture, dated as of October 16, 2013, by and among NGL Energy Partners LP, NGL Energy Finance Corp., the Guarantors party thereto and U.S. Bank National Association, as Trustee.

4.2	Forms of 6.875% Senior Note due 2021 (included as Exhibits A1 and A2 to Exhibit 4.1 of this Current Report on Form 8-K).

4.3

Registration Rights Agreement, dated as of October 16, 2013, by and among NGL Energy Partners LP, NGL Energy Finance Corp., the Guarantors listed therein on Exhibit A and RBC Capital Markets, LLC as representative of the several initial purchasers.

99.1	Press Release announcing pricing of the Notes, dated October 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

By: NGL Energy Holdings LLC, its general partner

Date: October 16, 2013	By:	/s/ H. Michael Krimbill
H. Michael Krimbill
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1

Purchase Agreement, dated October 10, 2013, by and among NGL Energy Partners LP, NGL Energy Finance Corp., the guarantors party thereto and RBC Capital Markets, LLC, as representative of the initial purchasers named therein.

4.1	Indenture, dated as of October 16, 2013, by and among NGL Energy Partners LP, NGL Energy Finance Corp., the Guarantors party thereto and U.S. Bank National Association, as Trustee.

4.2	Forms of 6.875% Senior Note due 2021 (included as Exhibits A1 and A2 to Exhibit 4.1 of this Current Report on Form 8-K).

4.3

Registration Rights Agreement, dated as of October 16, 2013, by and among NGL Energy Partners LP, NGL Energy Finance Corp., the Guarantors listed therein on Exhibit A and RBC Capital Markets, LLC as representative of the several initial purchasers.

99.1	Press Release announcing pricing of the Notes, dated October 10, 2013.